EXHIBIT 10.8



                               LADENBURG THALMANN



                                                                   April 8, 2002



Ms. Alie Chang
Chief Executive Officer and President
EarthNetMedia, Inc.
222 Amalfi Drive
Santa Monica, CA 90402

Dear Ms. Chang:

         This letter agreement (this "Agreement") will confirm that Ladenburg Thalmann & Co. Inc. ("Ladenburg") has been retained as a financial advisor to EarthNetMedia, Inc. (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of this agreement (the "Agreement") shall extend through April 8, 2003, provided, however, that either the Company or Ladenburg may terminate this Agreement prior to such date and as of the end of any month after the first six (6) months upon no less than 30 days' prior written notice.

         As compensation for Ladenburg's services, the company will pay Ladenburg a nonrefundable fee of $75,000 upon the execution of this Agreement. The Company agrees to reimburse Ladenburg for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier, computer time charges, attorneys' fees and disbursements. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Ladenburg therefor.

         It is contemplated that from time to time the Company may request Ladenburg to perform investment banking services (as distinguished from financial consulting services) in connection with matters involving the Company, such as the private placement of securities; mergers; acquisitions; divestitures; valuations; or corporate reorganizations. Any fees which Ladenburg shall become entitled to receive from the Company in connection with the performance of any such investment banking services shall be set forth in a separate agreement between the Company and Ladenburg and shall be in addition to the compensation provided for under this Agreement. Ladenburg, however, will have no obligation to enter into any separate agreement, the terms and conditions of which must be negotiated between Ladenburg and the Company.

         In order to enable Ladenburg to render its services hereunder, the Company agrees to provide to Ladenburg, among other things, all information reasonably requested or required by Ladenburg including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. The Company also agrees to make available to Ladenburg such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Ladenburg may reasonably request. The Company will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy or completeness of the information to which reference is made hereto.

         The services herein provided are to be rendered solely to the Company. They are not being rendered by Ladenburg as an agent or as a fiduciary of the shareholders of the Company and Ladenburg shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

         The Company and Ladenburg hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

         This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Ladenburg.

         This Agreement shall be governed by and construed to be in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such state by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above.

         Please confirm that the foregoing is in accordance with your understanding by signing upon behalf of the Company and returning an executed copy of this Agreement, and the warrant or warrants described herein, whereupon after execution by Ladenburg this Agreement shall become binding between the Company and Ladenburg. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.



                                          Very truly yours,


                                          LADENBURG THALMANN & CO. INC.


                                          By:/s/ ROBERT KROPP
                                             ______________________________
                                             Robert Kropp
                                             Director of Investment Banking



ACCEPTED AND AGREED TO:

EARTHNETMEDIA, INC.



By:/s/ ALIE CHANG
   ______________
Name & Title:  ALIE CHANG, PRESIDENT & CEO
               ___________________________

Date: APRIL 10, 2002
      ______________

                                                                      APPENDIX A


                            INDEMNIFICATION AGREEMENT


         Appendix A to Letter Engagement Agreement (the "Agreement") dated April 8, 2002 by and between EarthNetMedia, Inc. (the "Company") and Ladenburg Thalmann & Co. Inc. {"Ladenburg").

         The Company agrees to indemnify and hold Ladenburg and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Ladenburg or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Ladenburg's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include Ladenburg's and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of Ladenburg's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to Ladenburg and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply to the Indemnified Person where a court of competent jurisdiction has made a final determination that such Indemnified Person acted in a grossly negligent manner or engaged in willful misconduct in the performance of the services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and the Company shall perform its obligations hereunder to reimburse Ladenburg and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred). The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

         If for any reason, the foregoing indemnification is unavailable to Ladenburg or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Ladenburg or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Ladenburg or any such other Indemnified Person on the other hand, but also the relative fault of the Company and Ladenburg or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Ladenburg and any such other Indemnified Person hereunder exceed the amount of fees actually received by Ladenburg pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Ladenburg and any other Indemnified Person.

         The terms and conditions hereinabove set forth in this Appendix A shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.


                                                   LADENBURG THALMANN & CO. INC.


                                                   By: /s/ ROBERT KROPP
                                                       ________________
                                                           Robert Kropp



EARTHNETMEDIA, INC. AND ITS AFFILIATES AND RELATED ENTITIES


By: /s/ ALIE CHANG
    ______________
        Alie Chang